Exhibit 4.19

CERTIFICATE OF TRUST
OF
ONEBEACON U.S. HOLDINGS TRUST II

        THIS Certificate of Trust of ONEBEACON U.S. HOLDINGS TRUST II (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.) (the "Act").

        1.     Name. The name of the statutory trust formed hereby is ONEBEACON U.S. HOLDINGS TRUST II.

        2.     Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wells Fargo Delaware Trust Company, 919 North Market Street, Suite 1600, Wilmington, Delaware 19801, Attention: Corporate Trust Services.

        3.     Effective Date. This Certificate of Trust shall be effective upon filing.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate in accordance with Section 3811(a) of the Act.

WELLS FARGO DELAWARE TRUST COMPANY, as Delaware Trustee
By:	/s/ AMY L. MARTIN
Name: Amy L. Martin Title: Vice President
/s/ JANE E. FREEDMAN Name: Jane E. Freedman Title: Regular Trustee
/s/ PAUL H. MCDONOUGH Name: Paul H. McDonough Title: Regular Trustee